                                                                   EXHIBIT 10.23

 Share Pledge Agreement, dated as of June 15, 2000, by and among Manfred Weise,
    Dennis Robert Weise, Patrick Norbert Weise, a civil partnership and the
                                  Registrant.

                                     Notar
                                 Dr. Rolf Jauch

                                     [LOGO]

                             Beglaubigte Abschrift

         Die Ubereinstimmung nachstehender Abschrift mit der Urschrift wird beglaubigt.

                                        Stuttgart, den 21. Juni 2000
                                        Notar


                                        - Dr. Jauch -

                                                         Deed Roll No. 957/2000J

                                S T U T T G A R T

                        done this 15th day of June 2000
                 (in words: fifteenth day of June two thousand)

Before me,
Notary Dr. Rolf Jauch with offices at FriedrichstraBe 9A, 70174 Stuttgart, is appearing today at MaybachstraBe 6, 70469 Stuttgart, whence I was summoned:

    Mr. Manfred Weise, managing director, born on 11 September 1941, resident at Eschenweg 8, 78244 Gottmadingen, who proved his identity by means of his German passport.

    Mr. Manfred Weise declares that he is acting
    a) in his own name,
    b) as shareholder of the civil partnership under the German Civil Code (GbR) consisting of Manfred Weise, Dennis Robert Weise and Patrick Norbert Weise (hereinafter referred to as the "Civil Partnership").

    Mr. Dennis Robert Weise, student, born on 26 June 1973, resident at Marienweg 8, 78465 Konstanz, who proved his identity by means of his German passport.

    Mr. Dennis Robert Weise declares that he is acting
    a) in his own name,
    b) as shareholder of the Civil Partnership.

    Mr. Patrick Norbert Weise, student, born on 4 July 1974, resident at Bettina-von-Arnim-Weg 5, 79322 Karlsruhe, who proved his identity by means of his German passport.

    Mr. Patrick Norbert Weise declares that he is acting
    a) in his own name,
    b) as shareholder of the Civil Partnership.

                             Share Pledge Agreement

                                    BETWEEN

1. On Track Innovations Limited
   Z.H.R.I.Z.
   Rosh Pina 12000
   Israel

                                        - hereinafter referred to as "Pledgor" -

                                      AND

2. Mr. Manfred Weise
   Eschenweg 8
   78244 Gottmadingen

                                  - hereinafter referred to as "Manfred Weise" -

3. Mr. Patrick Norbert Weise
   Bettina-von-Arnim-Weg 5
   79322 Karlsruhe

                                  - hereinafter referred to as "Patrick Weise" -

4. Herrn Dennis Robert Weise
   Marienweg 8
   78465 Konstanz

                                   - hereinafter referred to as "Dennis Weise" -

5. The partnership under the German Civil Code (BGB) consisting of

   Manfred Weise, Patrick Norbert Weise and Dennis Robert Weise

                              - hereinafter referred to as "Civil Partnership" -

- Manfred Weise, Patrick Norbert Weise, Dennis Robert Weise and the Civil Partnership hereinafter collectively referred to as the "Pledgee" -

                              DATED JUNE 15, 2000

                                       I.

1. Reference is made to a share sale and purchase agreement between the Pledgor (as Purchaser) and Manfred Weise, Patrick Weise, and Dennis Weise (as Sellers) dated June 15, 2000 (hereinafter "Sale and Purchase Agreement");

2. InterCard GmbH Kartensysteme is a German limited liability company registered with the commercial register at the local court (Amtsgericht) of Villingen-Schwenningen under HRB 603 (hereinafter referred to as "InterCard K"). By means of the Sale and Purchase Agreement of June 15, 2000 between Manfred Weise, Patrick Norbert Weise and Dennis Robert Weise (as Sellers) and Pledgor (as Purchaser), Pledgee acquired shares in InterCard K in the aggregate nominal amount of DM 561,000.00, representing 51% of the nominal capital of InterCard K (hereinafter referred to as the "InterCard K Shares").

3. InterCard GmbH Systemelectronic is a German limited liability company registered with the commercial register at the local court (Amtsgericht) Villingen-Schwenningen under HRB 532 (hereinafter referred to as "InterCard S"; together with InterCard K hereinafter referred to as the "Companies"). By means of the Sale and Purchase Agreement of June 15, 2000 between Manfred Weise, Patrick Weise and Dennis Weise (as Sellers) and Pledgor (as Purchaser), Pledgee acquired shares in InterCard S in the aggregate nominal amount of DM 306,000.00, representing 51% of the nominal capital of InterCard S (hereinafter referred to as the "Intercard S Shares").

              - the InterCard K Shares and the InterCard S Shares,
             hereinafter collectively referred to as the "Shares" -

4. Mr. Oded Bashan, businessman, born on 16 November 1946, who proved his identity by means of his Israeli passport.

     Mr. Oded Bashan declares that he is acting not on his own behalf but as President and CEO with power of sole representation of On Track Innovations Ltd., a public company duly organized and existing under the laws of the State of Israel (Reg. No.: 52-004268-2), whose ordinary shares are admitted for trading in the Neuer Markt of the Frankfurt Stock Exchange (Frankfurter Wertpapierborse) (hereinafter referred to as "Neuer Markt"), having its principal place of business at Z.H.R. I.Z., Rosh Pina 12000, Israel (hereinafter referred to as "OTI"). As proof of his power of sole representation, Mr. Bashan presents a [legal opinion] issued by the law offices of Bach, Arad, Scharf & Co. which was presented at the notarisation in the original and will be submitted, in certified copy, to the protocol.

The persons appearing deny on question any prior involvement in the sense of section 3 para. 1 sentence 1 no. 7 BeurkG (law pertaining to notarial authentications).

The persons appearing hereby request this Notarial Deed to be executed in the English language for the convenience of the party represented by the person appearing at 4, and waive the presence of an interpreter. The Notary who himself has a sufficient command of the English language verified that the persons appearing also have a sufficient command of the English language.

The persons appearing hereby declare for notarisation:

                                      II.

1. OBLIGATIONS SECURED

The Security Interest (as defined in Section 2 below) shall secure the due and punctual payment of the consideration as provided for under the Sale and Purchase Agreement (the "Obligations").

2. SECURITY INTEREST (PFANDRECHT)

2.1 To secure the due and punctual payment by Pledgor of the Obligations, Pledgor hereby grants to Pledgee and Pledgee accepts, with immediate effect, a Security Interest (Pfandrecht) in and to all Shares held by the Pledgor and all additional future shares in the Companies the Pledgor may acquire after the date of this Agreement (i) in the event of any increase of the share capital of the Companies or (ii) in the event of any further acquisition of shares in the Companies in the future (hereinafter referred to as the "Future Shares" and together with the Shares also referred to as the "Pledged Shares"), together with all ancillary rights and claims referred to under sub-Section 2.2 hereof (hereinafter referred to as the "Security Interest").

2.2 The pledge constituted by this Agreement includes the present and future rights to receive:

    (i) profits payable on the Shares and on the Future Shares, if any;

    (ii) liquidation proceeds, consideration for redemption of shares (Einziehungsentgelt), repaid capital in case of a capital decrease, any compensation in case of termination (Kundigung) and/or withdrawal (Austritt) of a shareholder of the Companies as well as any other substitute received by the Pledgor in lieu of the Shares or, as the case may be, the Future Shares.

2.3 Pledgor shall be entitled to receive dividend payments and to exercise the voting rights in respect of the Shares and the Future Shares, if any.

2.4 Any and all consents and approvals required under the Articles of Association of the Companies have been granted and have been appended to this Deed (Exhibit [Beilage] 1 and 2).

3. REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants that Pledgor has good title to the Shares, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever.

4. FURTHER ASSURANCES

Pledgor agrees that at any time and from time to time as its expense, it will execute all further documents, and take all further action Pledgee may reasonably request, in order to perfect, evidence or further document the Security Interest or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Shares.

5. VOTING RIGHTS

As long as there shall exist no condition, event or act which constitutes, or with notice or lapse of time, or both, would constitute, a default under the agreements, Pledgor shall be entitled to exercise, as it shall think fit, but not inconsistent with the terms hereof or of the Sale and Purchase Agreement, the voting power with respect to the Pledged Shares.

6. EVENTS OF DEFAULT/PLEDGEE'S REMEDIES UPON DEFAULT

6.1 If the Pledgor is in default of complying with the Obligations, Pledgee may arrange to have the Pledged Shares sold at a public auction or any other sale conducted in accordance with German law. Pledgee may exercise (in compliance with all applicable laws in effect in Germany in respect of the Pledged Shares), in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party (Pfandglaubiger) on default under German law.

6.2 Pledgee shall give Pledgor at least two weeks' prior notice of its intention to realise the Pledged Shares. Following the realisation of the Pledged Shares, Pledgee shall use the proceeds to discharge the Obligations.

6.3 After all Obligations have been discharged, the Security Interest in the Pledged Shares and all ancillary rights and claims referred to under sub-Section 2.2 shall expire automatically. Any surplus of the cash proceeds remaining after payment in full to Pledgee of all the Obligations shall be paid over to Pledgor, at its address specified in sub-Section 12.2 or to whomsoever may be lawfully entitled to receive such surplus.

7. COSTS AND EXPENSES

Each party shall bear its own costs incurred or to be incurred in connection with the preparation, negotiations and implementation of this Agreement. The costs incurred in connection with the notarization of this Agreement shall be borne by Pledgor 50% and the Pledgee 50% equally.

8. SECURITY INTEREST ABSOLUTE

All rights of Pledgee hereunder, the Security Interest and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of any change in the time, manner or place of payment of, or in any other terms of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Sale and Purchase Agreement.

9. AMENDMENTS

No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only for the specific purpose for which given.

10. NO WAIVER; CUMULATIVE REMEDIES

Any failure on the part of Pledgee to exercise, and any delay in exercising, any right, power or remedy hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by Pledgee preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

11. TERMINATION; RELEASE OF SECURITY INTEREST

11.1 This Agreement shall terminate upon payment of the Fifth Instalment by Pledgor under section 5.2 of the Sale and Purchase Agreement provided that the Parties do not enter into any further agreement for the acquisition by OTI of shares in the Companies prior to December 31, 2001 (hereinafter referred to as "Future Agreements"); in the latter event, this Agreement shall terminate upon complete payment of the consideration provided for in any such Future Agreements (hereinafter referred to as "Termination Date").

11.2 The Shareholders are obliged to gradually release the Security Interest in correspondence with the gradual payment of the Shareholders Amount as defined under the Sale and Purchase Agreement or the gradual payment of the consideration of any Future Agreement, if any. It is understood by the parties that (i) upon complete payment of any Instalment as defined by the Sale and Purchase Agreement, Shares corresponding as closely as possible to 20% of the Shares will be released and (ii) upon payment of the Fifth Instalment or a Sixth Instalment, if any, the Shares will be released.

11.3 Pledgee shall be obliged to confirm to the Pledgor each release by issue of a confirmation letter.

12. NOTICES

12.1 Immediately following the notarization of this Agreement, Pledgor shall send notices ("the Notices") to InterCard K and InterCard S substantially in the form set forth in Annexes 1 and 2 hereto. After the Notice has been countersigned by InterCard K and InterCard S and returned to Pledgor, Pledgor shall promptly forward copies of the Notices to Pledgee.

12.2 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered at or sent to the respective addresses below:

     To Pledgee: Mr. Manfred Weise
                 Eschenweg 8
                 78244 Gottmadingen
                 Germany
                 Fax: 07731-978006]
                                                                               8

     To Pledgor: On Track Innovations Limited
                 Z.H.R.I.Z.
                 Rosh Pina 12000
                 Israel
                 Fax: 00972-6938887

12.3 Either party may by 5 days' prior notice to the other party change the address or facsimile number at which notices or other communications are to be given to it.

13. CONTINUING SECURITY INTEREST; AGREEMENTS

This Agreement shall create a continuing security interest in the Pledged Shares and shall

(i)   remain in full force and effect until the termination of this Agreement;

(ii)  be binding upon Pledgor, their successors and assigns, and

(iii) inure, together with the rights, powers and remedies of Pledgee hereunder, to the benefit of Pledgee and its successors, transferees and assigns. Notwithstanding the foregoing clause (ii), Pledgor shall not, except with the prior written consent of Pledgee or, as otherwise provided in this Agreement, be permitted to assign this Agreement or any interest herein.

      Without limiting the generality of the foregoing clause (iii), Pledgee may assign or otherwise transfer all or any portion of its rights, benefits and obligations under the Obligations or any agreement relating thereto to any other person or entity.

14. GOVERNING LAW

This Agreement shall be governed by and construed exclusively in accordance with the substantive laws of the Federal Republic of Germany (i.e. under exclusion of its conflict-of-laws provisions).

15. SEVERABILITY

In case any provisions of this Agreement or any security interest or other right of Pledgee hereunder shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other provisions herein or any security interest or any other right granted hereby. Any invalid, illegal or unenforceable provision shall be replaced retroactively with that valid and enforceable provision which approaches most closely the economic purpose sought to be achieved by the invalid, illegal or unenforceable provision.

                         This record (including the Annexes) has been read aloud in the presence of the persons appearing and the Notary, approved by the persons appearing and signed by the persons appearing and the Notary in their own handwriting as follows:

                         /s/ Manfred Weise

                         /s/ Dennis Weise

                         /s/ Patrick Weise

                         ON TRACK INNOVATIONS LTD.

                                                                      Annex 1 to
                                                                   Notarial Deed

                                                             Notary ____________
                                                         Deed Roll No.     /2000

                                   Annex 1 to
                                Pledge Agreement

Gentlemen:

The purpose of this letter is to notify you that as shareholder of InterCard GmbH Kartensysteme, we have executed a pledge agreement, dated as of June 15, 2000 (the "Pledge Agreement"), pursuant to which we granted to Pledgee a security interest (Pfandrecht) in and to all the Pledged Shares as defined in the Pledge Agreement (the "Security Interest"). This Security Interest secures the due and punctual payment and performance of certain obligations by On Track Innovations Ltd to Mr. Manfred Weise, Mr. Patrick Weise, Mr. Dennis Weise and the partnership under German Civil Code (BGB) consisting of Manfred Weise, Patrick Weise and Dennis Weise described more fully in Section 2 of the Pledge Agreement.

Our delivery to you of this letter and the enclosed copy of the Pledge Agreement constitutes formal notice of the grant of the Security Interest.

If the foregoing is satisfactory to you, please acknowledge by signing below.

                         By: ____________________

                         Name:

                         Title:

Agreed to and accepted

this __ day of ________ 2000

By: ____________________

Name:

Title:

                                                                      Annex 2 to
                                                                   Notarial Deed

                                                             Notary ____________
                                                         Deed Roll No.     /2000

                                   Annex 2 to
                                Pledge Agreement

Gentlemen:

The purpose of this letter is to notify you that as shareholder of InterCard GmbH Systemelectronic, we have executed a pledge agreement, dated as of June 15, 2000 (the "Pledge Agreement"), pursuant to which we granted to Pledgee, the grant of a security interest (Pfandrecht) in and to all the Pledged Shares as defined in the Pledge Agreement (the "Security Interest"). This Security Interest secures the due and punctual payment and performance by On Track Innovations Ltd of certain obligations to Mr. Manfred Weise, Mr. Patrick Weise, Mr. Dennis Weise and the partnership under German Civil Code (BGB) consisting of Manfred Weise, Patrick Weise and Dennis Weise described more fully in Section 2 of the Pledge Agreement.

Our delivery to you of this letter and the enclosed copy of the Pledge Agreement constitutes formal notice of the grant of the Security Interest.

If the foregoing is satisfactory to you, please acknowledge by signing below.

                         By: ____________________

                         Name:

                         Title:

Agreed to and accepted

this __ day of ________ 2000

By: ____________________

Name:

Title:

                            BACH, ARAD, SCHARF & CO.
                                  LAW OFFICES

NATHAN BACH LL.B.                                                  [HEBREW TEXT]
UD ARAD LL.B.                                                      [HEBREW TEXT]
I'V SCHARF LL.B.                                                   [HEBREW TEXT]
IAN LIRAZ* LL.B.                                                   [HEBREW TEXT]
ARON HALE-GILAD LL.B.                                              [HEBREW TEXT]
AT CHERPACK LL.B.                                                  [HEBREW TEXT]
EN TENENBOIM LL.B.                                                 [HEBREW TEXT]
ARON BEN-HAIM LL.B.                                                [HEBREW TEXT]
EHRLICH LL.B.                                                      [HEBREW TEXT]
ED GREEN LL.B.                                                     [HEBREW TEXT]
RIV ABRAMOVICH LL.B.                                               [HEBREW TEXT]
EL NACHMAN LL.B.                                                   [HEBREW TEXT]
NOACH LL.B., M.B.A.                                                [HEBREW TEXT]
HAR UZDIN LL.B., M.Sc.                                             [HEBREW TEXT]
SI ROSENBLUM LL.B., M.B.A.                                         [HEBREW TEXT]
AR OREN LL.B.                                                      [HEBREW TEXT]

____________________________________
Member of the Israeli and Geneva Bar

                                June 13th, 2000

                                     635/95

Mssrs. Manfred Weise
       Dennis Weise                                     Hand Delivery
       Patrick Weise

Dear Sirs,

Purchase of 51% interest in InterCard GmbH Kartensysteme and InterCard GmbH Systemelectronic (collectively "InterCard") by On Track Innovations Ltd. ("OTI") (the "SPA") and Options to sell and purchase the remaining ownership interest of 49% of Intercard (the "OA") (collectively the "Transaction").

As OTI's legal counsels, we hereby certify that Mr. Oded Bashan, holder of Israeli Passport No. 9008439, is duly authorized by OTI to negotiate and conclude detailed agreements regarding the Transaction and to sign all agreements in connection with the Transaction and all ancillary documents (including, inter alia, a share pledge agreement and an escrow agreement) on OTI's behalf. The signature of Oded Bashan together with the stamp or printed name of OTI, is binding upon OTI.

                                                Sincerely yours,

                                                /s/ Nir Ehrlich
                                                ---------------
                                                Nir Ehrlich, Adv.
                                                Bach, Arad Scharf & Co.

Die Ubereinstimmung vorstehender Abschrift mit der mir heute vorliegenden Urschrift wird beglaubigt.

                                                Stuttgart, den 15. Juni 2000
                                                Notar

                                                /s/ Dr. Jauch
                                                -------------
                                                - Dr. Jauch -

                                                                       EXHIBIT 1






                                 [GERMAN TEXT]

EXHIBIT 2








                                 [GERMAN TEXT]